Exhibit 10(b)
                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT, is made to be effective as of July 5, 1995, between Symix Systems, Inc., an Ohio corporation (the "Company") and Stephen A. Sasser ("Employee").

     In consideration of the promises of the parties and of the mutual advantages and benefits expected to be derived hereunder, the Company and Employee, each intending to be legally bound, hereby agree as follows:

     1. Employment. The Company hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

     2. Term. The Term of this Agreement shall be for a period of four (4) years commencing on the effective date hereof (the "Original Term"), unless sooner terminated pursuant to paragraph 10 hereof. Thereafter, unless sooner terminated pursuant to paragraph 10 hereof, the Term of this Agreement automatically shall be extended for additional, consecutive one-year Terms (each, an "Extended Term") unless, in accordance with paragraph 14 of this Agreement,
          (i) at least one hundred and fifty (150) days prior to the expiration of the Original Term or any Extended Term, the Company gives notice to Employee that the Company does not wish to extend the Term of this Agreement, or (ii) at least one hundred and twenty
          (120) days prior to the expiration of the Original Term or any Extended Term, Employee gives notice to the Company that Employee does not wish to extend the Term of this Agreement. The Original Term, together with any Extended Terms, is hereinafter sometimes referred to as the "Term."

     3. Compensation and Other Benefits. Employee's compensation and other benefits during the Term shall be as follows:

          (a) Base Salary. Employee shall receive an annual base salary of not less than $220,000 (the "Base Salary") to be paid semi-monthly in equal installments. The Base Salary shall be reviewed not less frequently than annually and shall be subject to such upward adjustments as the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (the "Board") may deem appropriate in its discretion.

          (b) Incentive Compensation. During the Term of this Agreement, Employee shall be entitled to additional compensation pursuant to a bonus plan to be approved by the Compensation Committee and to be consistent with this paragraph 3(b). Employee's annual target bonus will be $180,000, of which 80% ($144,000) will be earned if and to the extent the Company's earnings per share achieve targets proposed annually by Employee and approved by the Compensation Committee and 20% ($36,000) will be earned if and to the extent the Company achieves other strategic objectives proposed annually by Employee and approved by the Compensation Committee.


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


          (c)  Benefits. During the Term:

               (i) If and so long as the Company can purchase insurance on Employee's life at standard rates for his age, the Company, at its expense, shall provide and maintain for Employee a policy of insurance on Employee's life in an amount equal to $1,000,000, the proceeds of which policy shall be payable to one or more beneficiaries designated by Employee or, if Employee fails to so designate a beneficiary, to his estate;

               (ii) The Company,  at its expense,  shall  provide and maintain for Employee a policy of long-term disability insurance providing for an annual benefit to him of not less than $250,000;

               (iii)Employee  shall be entitled to receive  such  perquisites, fringe benefits and reimbursement of expenses historically provided by the Company to its executive officers;

               (iv) Employee shall be entitled to participate in any qualified employee benefit plans provided by the Company at the effective date of this Agreement (including, without limitation, the Company's 401(k) Profit Sharing Plan) or established by the Company, its successors or assigns at any time during the Term, subject to eligibility and enrollment requirements of such plans;

                      (v) The Company shall pay all medical costs and expenses
               incurred by Employee in connection with growth hormone therapy for his son; and

                      (vi) Employee shall be entitled to receive all other employees benefits [including, without limitation, medical, dental, group life (to the extent the coverage is superior to that provided for in paragraph 3(c)(i) above), long-term disability and accidental death insurance benefits] as are or in the future may be provided by the Company to its executive officers.

     4. Duties. Employee is engaged as the President and Chief Operating Officer of the Company and hereby promises to perform and discharge well and faithfully these and such other duties which may be assigned to him from time to time by the Board of Directors of the Company. Employee shall serve as a director of the Company and as an officer or director (or both) of any of its subsidiaries and affiliates if elected as such.

     5. Extent of Services. Employee shall devote his entire working time, attention and energies to the business of the Company and shall not, during the Term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this Agreement shall not be construed as preventing Employee from investing his personal assets in businesses which do not compete or do business with the Company in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the businesses in which such investments are made and


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


          in which his participation is solely that of an investor. Not-withstanding any provision of this Agreement to the contrary, Employee may: (a) purchase securities in any corporation or other business entity so long as such purchases do not result in Employee owning beneficially at any time 10% or more of the equity securities of any corporation or ownership interests of any other business entity doing business with the Company or engaged in any business from which the Company derives a Majority of the Company's Business; and (b) serve on the board of directors or comparable governing body of any corporation or other business entity which neither does business with the Company nor engages in any business from which the Company derives a Majority of the Company's Business. For purposes of this paragraph 5, a "Majority of the Company's Business" means any business from which the Company derives a majority of its business measured as a percentage of annual gross revenues in the Company's tax year during which the term of this Agreement began.

     6.   Covenant Not to Compete or Solicit.

          (a) Non-Competition. Employee agrees that, without the prior written consent of the Company, during the Term of this Agreement and for a period of one (1) year dating from the date Employee ceases to be employed by the Company, whether Employee's termination was voluntary or involuntary, he will not, directly or indirectly, as a sole proprietor, member of a partnership or limited liability company, officer or director of a corporation, stockholder or investor (other than holding not more than ten percent (10%) of the voting equity securities of a corporation or ownership interests of any other business entity), or as an employee, agent, associate or consultant of any person, firm or corporation,

          (i) engage in the operation of any enterprise which manufactures, sells or distributes any software products, or offers any service, in the United States that is competitive with a Majority of the Company's Business, or

          (ii) solicit business which is substantially the same as a Majority of the Company's Business from any customer of the Company or from any former customer of the Company who was such within two
               (2) years prior to such solicitation or from any potential customer or prospect listed in the Company's books and records as such and who has been actively solicited by the Company within six (6) months prior to the date that Employee ceases to be employed by the Company.

               Nothing contained in this paragraph 6(a) shall prohibit Employee from engaging in activities as permitted under paragraph 5 above or, during the one (1) year period dating from the date Employee ceases to be employed by the Company, from being employed by any person or entity which does not, directly or indirectly, engage in any business in the United States that is competitive with any manufacturing-based software product or related service sold, distributed or offered by the Company in the United States.

          (b) Non-Solicitation of Employees. Employee further agrees that he will not, for a period of one (1) year dating from the date Employee ceases to be employed by the


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               Company,  solicit  any  employee  of  the  Company to terminate
               the   employee's   employment   with  the  Company   under  any
               circumstances.

          (c) Severability. It is the desire and intent of the parties that the provisions of this paragraph 6 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph 6 shall be adjudicated to be invalid or unenforceable, this paragraph 6 shall be deemed amended to delete therefrom the portion adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

     7. Confidential Information. Employee recognizes and acknowledges that the Company's trade secrets and confidential or proprietary information, including but not limited to information of the Company concerning operations, customers or prospects, terms and conditions of sale and prices, technical knowledge relating to customer requirements, and knowledge of markets for the Company's products, as such trade secrets or information may exist from time to time, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the duties of Employee. Employee will not, during or at any time after Employee's employment with the Company, in whole or in part, disclose such secrets or confidential or proprietary information to any person, firm, corporation, association or other entity (except the Company) under any circumstances.

     8. Ownership of Inventions, Patents or Innovations. Employee agrees to communicate to the Company, promptly and fully, and to assign to the Company all inventions and technical or business innovations, including, but not limited to, any computer products developed or conceived solely by Employee, or jointly with others, during the Term hereof, which are within the scope of the Company's business as conducted on the effective date of this Agreement or at any time during the Term hereof, or which were developed on Company time, or which utilized Company equipment, materials or information. Employee further agrees to execute all necessary papers, and otherwise to assist the Company, at the Company's sole expense, to obtain patents or other legal protection as the Company deems fit, both during and after Employee's Term of employment with the Company. Any such inventions and technical or business innovations, and any such computer products, are to be the property of the Company, and Employee shall have no proprietary interest therein.. All original works of authorship written or authored solely by Employee, or jointly with others, during the Term of Employee's employment, which are within the scope of the Company's business, or which were written on Company time, shall be works made for hire as defined in
          Section 101 of Title 17, United States Code, and the copyright therein shall vest in the Company.

     9. Injunctive Relief. If there is a breach or threatened breach of the provisions of Paragraphs 6 or 7 or 8 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.


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


     10.  Termination.

          (a) Death or Disability. This Agreement shall terminate automatically upon Employee's death. The Company may terminate this Agreement, after having established Employee's Disability (pursuant to the definition of "Disability" set forth in the disability insurance policy referred to in paragraph 3(c)(ii) hereof), by giving to Employee written notice of its intention to terminate Employee's employment hereunder. In such a case, Employee's employment hereunder shall terminate effective on the date on which he becomes entitled to benefits under the above-referenced disability insurance policy (which date shall be the Date of Termination pursuant to paragraph 10(e) hereof).

          (b) Cause. The Company may terminate Employee's employment under this Agreement for "Cause." For purposes of this Agreement, "Cause" means:

               (i)  Failure of  Employee  to  perform  his  obligations  under paragraph 4 of this Agreement, which failure is demonstrably willful and deliberate on Employee's part after (A) a demand for performance is delivered in writing to Employee by the Chief Executive Officer of the Company which specifically identifies the manner in which the Chief Executive Officer believes that Employee has so failed, and (B) a reasonable period during which Employee may cure such failure; or

               (ii) Conviction  of a  felony  involving  a crime  against  the
                    Company and material injury to the property or business of the Company.

               Provided that, prior to the termination of Employee's employment under this sub-paragraph (b), the Company's Board of Directors shall give Employee notice of the Company's intention to terminate Employee's employment, which notice shall include a statement of the grounds for such termination and the specific provision of this Agreement providing such grounds, and Employee shall have an opportunity to be heard by the Company's Board of Directors at a special meeting thereof to be held within 10 days after notice is given as required hereunder.

          (c) Termination by Employee After a Change in Control. Employee's employment under this Agreement may be terminated by Employee at any time within a year after a Change in Control upon fifteen (15) days prior written notice from Employee to the Company. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred:

               (i) If any person other than Lawrence J. Fox, including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") (but excluding Employee or any group of which Employee is a member), becomes the beneficial owner, directly or indirectly, of 33% or more of the combined voting power of the Company's


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


                    outstanding   voting  securities  ordinarily  having   the
                    right to vote for the election of directors of the Company;

               (ii) If individuals who, as of the date hereof,  constitute the
                    Board of Directors of the Company (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

               (iii)Upon  the  occurrence  of  a  transaction  which  requires shareholder approval and results in the acquisition of the Company by an entity other than a subsidiary of the Company through purchase of assets, by merger, or otherwise; or

               (iv) Upon the removal of Employee  from,  or the failure of the
                    Company's shareholders to re-elect Employee to, the Board against his will (which is evidenced by written notice from Employee to the Board within thirty (30) days after such removal or failure to re-elect) other than as a result of Employee's death, disability, or termination for Cause.

               Notwithstanding the foregoing, Employee agrees that, upon the written request of the Company delivered to Employee within five (5) business days after a Change in Control, Employee agrees to continue to be employed by the Company under the terms of this Agreement for a period of at least one hundred and eighty (180) days after such Change in Control, but thereafter may exercise his rights under Paragraph 10 (c) above.

          (d) Notice of Termination. Any termination by the Company for Cause or by Employee at any time after a Change in Control shall be communicated by Notice of Termination to the other party hereto given in accordance with paragraph 14 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date.


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


          (e) Date of Termination. The term "Date of Termination," as used in this Agreement, means, as applicable: (i) the date of Employee's death or the date on which he becomes entitled to disability insurance benefits, (ii) the date of receipt of a Notice of Termination or any later date specified therein (which date shall be not more than 15 days after the giving of such notice) or (iii) at the end of the Original Term or any Extended Term if either the Company or Employee has given notice in accordance with paragraph 2 hereof. If Employee's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies Employee of such termination. If Employee's employment is terminated by Employee after a Change in Control, the Date of Termination shall be the fifteenth
               (15th) day after Employee notifies the Company of such termination. If Employee's employment is terminated by Employee other than after a Change in Control, the Date of Termination shall be the date on which Employee notifies the Company of such termination.

          (f) Compensation Upon Death or Disability, Termination for Cause, or Resignation More Than One Year After a Change in Control. If Employee's employment is terminated during the Original Term or any Extended Term, by reason of his death or Disability, by the Company for Cause, or by Employee more than one (1) year after a Change in Control, or if the Term of this Agreement is not extended at the end of the Original Term or any Extended Term, then the Company shall pay to Employee (i) his Base Salary through the Date of Termination at the rate then in effect, and
               (ii) bonus compensation as provided under paragraph 3(b) above on a pro rata basis to the extent that the Company has achieved its annual targets and objectives as referenced thereunder as of the Date of Termination, and the Company shall have no further obligation to Employee under this Agreement; provided, that the Company shall not be relieved of its obligation to make any payments to which Employee (or, if applicable, his spouse, beneficiaries or estate) is entitled under any pension, deferred compensation or employee benefit plan or plans of the Company or under any other agreement (which payments shall be made in accordance with the terms of any such plan or agreement).

          (g) Compensation Upon Termination Without Cause or Termination Within One Year After a Change in Control. If, during the Original Term or any Extended Term of this Agreement, the Company shall terminate Employee's employment other than for Cause or Disability, or if Employee shall terminate his employment with the Company within one (1) year after a Change in Control, then:

               (i) In addition to any and all amounts due and payable by the Company to Employee through the Date of Termination pursuant to paragraph 3 (a) of this Agreement, the Company shall immediately pay to Employee in a lump sum in cash the aggregate of the following amounts:

                    (A) if the Date of Termination is on or prior to the first anniversary of the effective date of this Agreement, an amount equal to two times the Employee's annual Base Salary as of the Date of Termination; or, if the Date of Termination is subsequent to the first anniversary of the



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


                         effective date of this Agreement, an amount equal to the Employee's annual Base Salary as of the Date of Termination; and

                    (B) an amount equal to the highest bonus earned by Employee pursuant to paragraph 3(b) hereof with respect to any fiscal year of the Company ending prior to the Date of Termination; and

                    (C) In the event any payments to Employee under this paragraph 10(g) are determined to be subject to the tax (the "Excise Tax") imposed by ss.4999 of the
                         Internal Revenue Code of 1986, as amended (the "Code"), or any similar federal or state excise tax, an amount (the "Gross-Up Payment") necessary for the net amount retained by Employee after payment of any Excise Tax imposed as a result of payments and benefits provided under this paragraph 10(g), including the Gross-Up Payment itself, to be equal to the sum of the amounts provided in paragraphs
                         10(g)(i)(A) and (B), above. For purposes of determining whether any of the payments and benefits provided under this paragraph 10(g) will be subject to the Excise Tax and the amount of such Excise Tax:

                    (1) Any other payments or benefits received or to be received by Employee in connection with a Change in Control or the termination of employment (whether pursuant to the terms of this Agreement or of any other plan, arrangement or agreement with the Company) shall be treated as "parachute payments" within the meaning of ss.280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of ss.280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Employee, other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of ss.280G(b)(4) of the Code;

                    (2) The amount of the payments and benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the payments and benefits provided under this paragraph 10(g) or (ii) the amount of excess parachute payments within the meaning of ss.ss.280G(b)(1) and (4) after applying paragraph 10(g)(i)(C)(1), above); and

                    (3) The value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of ss.ss.280G(d)(3) and (4) of the Code.


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                             If the Excise Tax is  subsequently  determined to
                      be less than the amount taken into account hereunder at the time of termination of employment, Employee shall repay to the Company, at the time the reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction. If the Excise Tax is determined to exceed the amount taken into
                      account   hereunder  at  the  time  of   termination  of
                      employment,   the  Company   shall  make  an  additional
                      Gross-Up Payment to Employee in respect of such excess at the time such excess is finally determined.

                    (ii) The  Company  shall,   promptly  upon  submission  by
                         Employee of supporting documentation, pay or reimburse to Employee all costs and expenses paid or incurred by Employee prior to the Date of Termination which would have been payable under paragraph 3(c) if Employee's employment had not terminated;

                    (iii)For a period ending on the second  anniversary of the
                         Date of Termination, or on such earlier date as Employee shall become employed elsewhere, Employee shall continue to be treated as a key employee for purposes of the plans, programs and policies of the Company described in paragraph 3(c)(i), (ii), (v), and the Company shall continue to provide benefits and to accrue service credits to or for the benefit of Employee and/or Employee's family at least equal to those which would have been provided or accrued, as the case may be, in accordance with the plans, programs and policies referred to in paragraph 3(c)(i), (ii), (v), and (vi), if Employee's employment had not been terminated; and

                    (iv) If,  despite the  provisions of paragraph  10(g)(iii)
                         above, benefits or service credits shall not be available under any of the plans, programs, or policies of the Company because Employee is no longer an employee of the Company, the Company itself shall, to the extent necessary, pay or provide for payment of benefits to Employee and/or Employee's family, or, where applicable, pay or provide to Employee and/or Employee's family the difference between the benefits payable pursuant to paragraph 10(g)(iii) above and the benefits payable pursuant to the terms of such plans, programs, and policies, in each case at the time such payments would be payable pursuant to the terms of such plans, programs and policies and taking into account, where appropriate, the service credits deemed accrued pursuant to paragraph 10(g)(iii).

     11. Enforcement Costs. The Company is aware that, upon the occurrence of a Change in Control, the Board or a shareholder of the Company, or the Company's successor in interest, may then cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other court action to deny Employee the benefits intended under this Agreement.

     If following a Change in Control the Company, the Board, a shareholder of the Company or the Company's successor in interest institutes any litigation or other court action designed to deny, diminish or recover from Employee the benefits intended to be provided to Employee hereunder, and Employee retains counsel to represent Employee in connection with the defense of any such litigation or other court action, in the event that Employee prevails on the merits in any such litigation or court action, the Company shall pay or reimburse Employee for the reasonable fees and expenses of counsel retained by Employee to defend Employee in any such litigation or court action. Such payment or reimbursement shall be made by the Company in advance of the final disposition of such litigation or court action on a regular, periodic basis upon presentation by Employee of a statement or statements prepared by Employee's counsel in accordance with its customary practices, provided that Employee first agrees, in writing, to repay to the Company all amounts so paid or reimbursed in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits.

        12.    Stock Options.

        (a) As separate consideration for entering into this Employment Agreement, and especially as consideration for Employee's obligations under paragraphs 6, 7, 8, 9 and 16 hereof, the Company agrees to grant to Employee an option (the "Option") to purchase up to 200,000 of the Company's common shares pursuant to a new non-qualified stock option plan to be adopted by the Board of Directors of the Company (the "New Plan"). The Option will be granted within fourteen (14) days after execution of this Agreement or approval of the New Plan by the Company's Board of Directors, whichever occurs later. The price per share at which Employee will be entitled to purchase the Company's common shares under the Option shall be $7.625 (seven and five-eighths dollars) per share. The Option will become exercisable in four (4) equal installments on each of the first through the fourth anniversaries of July 5, 1995 (July 5, 1996, 1997, 1998, and 1999) and, notwithstanding such vesting schedule, will become immediately vested in full and exercisable in the event that Employee's employment is terminated by the Company other than for Cause or by Employee within one year after a Change in Control, except that the Option shall not be exercisable during the first six (6) months after the date it is granted. Following termination of Employee's employment for any reason except by the Company for Cause, the Option will remain exercisable according to its terms (subject to accelerated vesting of the Option as described in the preceding sentence) for a period of 90 days following such termination or, if sooner, until the expiration of the original term of the Option. The Option will have such other terms and be subject to such other conditions, not inconsistent with the terms and conditions of this Agreement, as the Committee administering the New Plan shall determine.

        (b) If the Company achieves a ten percent (10%) pre-tax profit margin for its 1996 fiscal year, the Company agrees to grant to Employee an additional option (the "Additional Option") to purchase up to seventy thousand (70,000) of the Company's common shares pursuant to the Symix Systems, Inc. Non-Qualified Stock Option Plan for Key Employees (the "Plan") at one hundred percent (100%) of the Fair Market Value of the shares on the date on which the Additional Option is granted (which date will be not later than thirty (30) days after the date of publication of quarterly and annual summary statements of sales and earnings for the fiscal 1996 fourth quarter and year); provided Employee remains employed by the Company hereunder through the end of the Company's 1996 fiscal year. The Additional Option will become exercisable in four (4) equal installments on each of the first through the fourth anniversaries of the grant date for the Additional Option and, notwithstanding such vesting schedule, will become immediately vested in full and exercisable in the event that Employee's employment is terminated by the Company other than for Cause or by Employee within one year after a Change in Control. Following termination of Employee's employment for any reason except by the Company for Cause, the Additional Option will remain exercisable according to its terms (subject to accelerated vesting of the Additional Option as described in the preceding sentence) for a period of 90 days following such termination or, if sooner, until the expiration of the original term of the Option. The Additional Option will have such other terms and be subject to such other conditions, not inconsistent with the terms and conditions of this Agreement, as the Committee administering the Plan shall determine.

        (c) Employee hereby expressly agrees that Employee's receipt of the Option, whether or not any Additional Option is ever granted, is sufficient consideration to require him to be bound by the provisions of paragraphs 6, 7, 8, 9 and 16 hereof. Employee also recognizes and acknowledges that his execution of this Agreement was a condition precedent to the Company's agreement to grant the Option and Additional Option to him; that is, the Company would not have agreed to grant the Option and Additional Option to Employee but for the execution of this Agreement. Employee recognizes, acknowledges and agrees that nothing contained in this paragraph 12, including but not limited to the Company's agreement to grant the Additional Option, shall be construed or interpreted to extend the Term of this Agreement beyond that provided by paragraphs 2 and 10 hereof.

        13. Litigation Assistance. Employee covenants and agrees that he shall, upon reasonable notice, during the Term of his employment with the Company under this Agreement and for three full years after the expiration or termination thereof, furnish such information and proper assistance to the Company as may be reasonably required by the Company in connection with any litigation in which it is, or may become, a party unless the furnishing of such information or assistance will unreasonably interfere with Employee's employment with a third party or other business activities. The Company shall reimburse the Employee for all reasonable out-of-pocket expense incurred by him in furnishing such information and assistance.

        14. Notices. Any notice or other communication required or desired to be given to any party under this Agreement shall be in writing and shall be deemed given when either delivered personally to that party or deposited in the United States mail, first-class postage prepaid, addressed to that party at, or delivered to, the address specified below:

               (a)    If to the Company:

                      Symix Systems, Inc.
                      2800 Corporate Exchange Drive
                      Columbus, Ohio 43231
                      Attention:  Lawrence J. Fox, Chairman

                      With a copy to:

                      Vorys, Sater, Seymour and Pease
                      52 East Gay Street
                      Columbus, Ohio 43215
                      Attention:  Ivery D. Foreman, Esq.

               (b)    If to Employee:

                      Stephen A. Sasser
                      2407 Tremont
                      Upper Arlington, Ohio 43221

                      With a copy to:

                      Baker & Hostetler
                      65 East State Street
                      Suite 2100
                      Columbus, Ohio 43215
                      Attention:  Ronald G. Linville, Esq.

        15. Nonwaiver of Breach. No failure by any party to insist upon strict compliance with any term of this agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this agreement affect, or constitute a waiver of, any party's right to demand strict compliance with all provisions of this agreement.

        16. Ohio Law to Govern. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio. Any action, suit or proceeding in respect of or arising out of this Agreement or the transactions contemplated hereby shall be prosecuted as to any one or more of the parties hereto at Columbus, Ohio. EACH PARTY HERETO JOINTLY AND SEVERALLY CONSENTS AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER HIS OR ITS PERSON BY ANY COURT SITUATED AT COLUMBUS, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN RESPECT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

        17. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors of the Company and of Employee's personal representatives or, in the case of Employee's death, his heirs, and may be assigned, for all or any part of the Term hereof, by the Company to any corporation (a) which at the time controls the capital stock of the Company, (b) which succeeds to substantially all of the assets of the Company, or (c) the controlling voting shares of which are at the time owned by the

Company. In the event of such assignment, any and all references to the "Company" in other paragraphs of this Agreement shall be deemed to mean and include such assignee corporation. The Employee may not assign this Agreement, or any part hereof, to any other person without the prior written consent of the Company.

        18. Entire Agreement. This instrument contains the entire agreement of the parties relating to Employee's employment by the Company and it supersedes all prior agreements or understandings, written or oral, with respect to such subject. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

        19. Severability. The intention of the parties to this Agreement is to comply fully with all laws and public policies, and this Agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines that it is impossible or violative of any legal prohibition to construe any provision of this Agreement consistently with any law, legal prohibition, or public policy and consequently holds that provision to be invalid or prohibited, such holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

        20. Captions. The captions of the various sections of this Agreement are not part of the context of this Agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first hereinabove written.

                                            SYMIX SYSTEMS, INC.


                                      By _____________________________________
                                         Lawrence J. Fox
                                         Chairman and Chief Executive Officer

                                         Date:  ______________________________


                                   EMPLOYEE

                                         _____________________________________
                                         Stephen A. Sasser

                                         Date:  ______________________________